Exhibit 99.2
3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	November 30,	August 31,	December 1,
	2007	2007	2006
Sales	$317,801	$319,434	$332,976
Cost of sales	165,681	170,498	182,825

Gross profit	152,120	148,936	150,151

Operating expenses:
Sales and marketing	80,785	74,404	76,188
Research and development	52,199	52,310	48,151
General and administrative	31,060	21,478	22,341
Amortization of intangibles	26,260	26,006	12,221
Restructuring charges	3,147	425	630

Total operating expenses	193,451	174,623	159,531

Operating loss	(41,331)	(25,687)	(9,380)

Gain (loss) on investments, net	1	327	(911)
Interest (expense) income, net	(3,966)	(3,567)	11,447
Other income, net	10,342	12,084	12,616

(Loss) income from operations before income taxes and minority interest of consolidated joint venture	(34,954)	(16,843)	13,772

Income tax provision	(670)	(1,811)	(2,315)

Minority interest of Huawei in the loss (income) of consolidated joint venture (1)	—	—	(14,973)

Net loss	$(35,624)	$(18,654)	$(3,516)

Basic and diluted loss per share	$(0.09)	$(0.05)	$(0.01)

Shares used in computing basic and diluted per share amounts	398,989	397,041	393,352

(1)	Represents Huawei’s 49% interest in the H3C joint venture for the period of minority interest that ended with 3Com’s acquisition of the remaining 49% interest on March 30, 2007.

Additional Financial Data
(in thousands)
(unaudited)
Sales by Geography (a)

	Three Months Ended
	November 30,	August 31,	December 1,
	2007	2007	2006
China	$143,107	$146,754	$158,276
Europe, Middle East and Africa	73,209	69,662	70,933
North America	52,589	60,018	55,159
Asia Pacific Rim (ex-China)	25,865	23,382	28,312
Latin and South America	23,031	19,618	20,296

Total Sales	$317,801	$319,434	$332,976

(a) DVBU and TippingPoint segment sales are included in geographic categories based on the location of the end customer. H3C segment sales included in the geographic categories are based upon the hub locations of OEM partners in the case of OEM sales and the location of end-customers in the case of direct customer sales.
Sales by Product Category

	Three Months Ended
	November 30,	August 31,	December 1,
	2007	2007	2006
Networking	$255,533	$261,976	$272,852
Security	35,062	31,483	31,582
Voice	16,657	16,321	16,549
Services	9,953	9,030	8,568
Connectivity Products	596	624	3,425

Total Sales	$317,801	319,434	332,976

3Com Corporation
Segment Reporting
(in thousands)
(unaudited)

	Three Months Ended November 30, 2007
		Data Voice	Tipping			Eliminations /
	H3C	Business Unit	Point	Corporate		Other	Total
Sales	$182,823	$139,879	$25,785			$(30,686)[a]	$317,801
Gross profit	100,673	40,125	17,536	(100	) [b]	(6,114)[c]	152,120
Operating expenses	72,926	49,610	16,989	11,436	[b]	42,490 [d]	193,451

Operating income (loss)	27,747	(9,485)	547	(11,536)		(48,604)	(41,331)

	Three Months Ended December 1, 2006
		Data Voice	Tipping		Eliminations /
	H3C	Business Unit	Point	Corporate	Other	Total
Sales	$190,291	$144,268	$22,257		$(23,840)[a]	$332,976
Gross profit	90,715	45,377	15,042	(600)[b]	(383)[c]	150,151
Operating expenses	61,051	51,884	17,058	10,750 [b]	18,788 [d]	159,531

Operating income (loss)	29,664	(6,507)	(2,016)	(11,350)	(19,171)	(9,380)

[a]	-	eliminations for inter-company revenue during the respective periods.

[b]	-	represents costs not directly attributable to any operating business segment.

[c]	-	includes stock based compensation in all periods plus purchase accounting inventory related adjustments as applicable.

[d]	-	includes: stock-based compensation, amortization, and restructuring in all periods and deal costs where applicable.

3Com Corporation
Consolidated Statement of Cash Flows
(in thousands)
(unaudited)

	Six Month’s Ended
	November 30,	December 1,
	2007	2006
Cash flows from operating activities:
Net loss	$(54,278)	(17,584)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	69,279	39,789
Loss (gain) on property and equipment disposals	155	(10,920)
Minority interest	—	23,915
Equity Interest in unconsolidated H3C	9,868	—
Stock-based compensation expense	—	10,237
Gain on investments, net	(185)	(1,801)
Deferred income taxes	(1,234)	(5,907)
Change in assets and liabilities:
Accounts receivable	(10,418)	(53,149)
Inventories	16,863	3,349
Other assets	113	19,925
Accounts payable	(14,642)	(30,897)
Intercompany — H3C	—	—
Other liabilities	(68,080)	18,035

Net cash provided by (used in) operating activities	(52,559)	(5,008)

Cash flows from investing activities:
Purchase of investments	—	(224,999)
Proceeds from maturities and sales of investments	442	269,932
Purchase of property and equipment	(9,746)	(16,118)
Proceeds from sale of property and equipment	864	33,108

Net cash (used in) provided by investing activities	(8,440)	61,923

Cash flows from financing activities:
Issuances of common stock	5,656	12,635
Repurchases of common stock	(1,322)	(4,708)
Payments from Long Term Debt	(94,000)	—
Dividend paid to minority interest shareholder	—	(40,785)

Net cash used in financing activities	(89,666)	(32,858)

Effects of exchange rate changes on cash and equivalents	10,591	4,026

Net change in cash and equivalents during period	(140,074)	28,083
Cash and equivalents, beginning of period	559,217	501,097

Cash and equivalents, end of period	$419,143	$529,180